Exhibit 99.1

InvestorBrandNetwork (IBN) Coverage Initiated for CannAssist International Corp.

NEW YORK, Dec. 10, 2020 (GLOBE NEWSWIRE) -- via InvestorWire – CannAssist International Corp. (OTCQB: CNSC), a biotechnological pharmaceutical and wellness company marketing the Xceptol consumer brand, today announces it has selected the corporate communications expertise of the InvestorBrandNetwork (“IBN”), a multifaceted financial news and publishing company for private and public entities.

CannAssist is the owner of Xceptor Labs, an R&D and raw material manufacturing outfit leveraging its proprietary CiBiDinol technology to create CBD products that it believes have better absorption than currently marketed oil-based products. CiBiDinol is believed to provide CBD in a format that is more in line with the body’s natural bioactivity. It is specifically designed to address many critical issues with oil-soluble CBD molecules, including delivery, bioavailability and short shelf-life, while offering more predictable potency and enabling reduced dosage requirements.

As part of the Client Partner relationship with CannAssist, IBN will leverage its investor based distribution network of 5,000+ key syndication outlets, various newsletters, social media channels, wire services via InvestorWire, blogs and other outreach tools to generate greater awareness for CannAssist International Corp.

“We are pleased to engage IBN to maximize our communication with existing and potential shareholders while refining our overall messaging and outreach,” states Mark Palumbo, CEO of CannAssist.

With 15+ years of experience assisting 500+ client partners improve communications within the investment community, and a sizable family of 50+ trusted brands, IBN has amassed a collective audience that includes millions of social media followers. IBN is uniquely positioned to provide CannAssist the solutions needed to reach a wide audience of investors, consumers, journalists and the general public.

“The cannabidiol market has been on fire since the 2018 Farm Bill was signed into law. In 2018, the global CBD market was valued at $4.6 billion, and it’s forecast to reach $23.6 billion by 2025, according to Grand View Research. CannAssist is uniquely positioned to capitalize on this market growth,” states Chris Johnson, Director of Client Solutions for IBN. “Based on current revenue from raw material sales, retail sales and the Xceptol brand’s international distribution, CannAssist expects to reach first-year sales of $5 million. We’re excited to customize our comprehensive suite of corporate communications solutions for the company as it seeks to expand its product pipeline and achieve steady sales growth in the years ahead.”

To learn more about CannAssist, visit the company's corporate newsroom profile at www.IBN.fm/CNSC

About CannAssist International Corp.

CannAssist produces and sells its cannabidiol (“CBD”) product, ‘CiBiDinol’, which is formulated based on a proprietary process developed by its founder, Mark Palumbo. CBD is a non-psychoactive compound found in hemp. CannAssist's initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products, most notably its CBD product, CiBiDinol. CiBiDinol will be available in a line of consumable and topical products that the company believes will make enhanced CBD products more available and accessible to consumers.

For more information about the company, visit www.CannAssistInternational.com.

About InvestorBrandNetwork

The InvestorBrandNetwork (“IBN”) consists of financial brands introduced to the investment public over the course of 15+ years. With IBN, we have amassed a collective audience of millions of social media followers. These distinctive investor brands aim to fulfill the unique needs of a growing base of Client Partners. IBN will continue to expand our branded network of highly influential properties, leveraging the knowledge and energy of specialized teams of experts to serve our increasingly diversified list of clients.

Through NetworkNewsWire (“NNW”) and its affiliate brands, IBN provides: (1) access to a network of wire solutions via InvestorWire to reach all target markets, industries and demographics in the most effective manner possible; (2) article and editorial syndication to 5,000+ news outlets; (3) enhanced press release solutions to ensure maximum impact; (4) full-scale distribution to a growing social media audience; (5) a full array of corporate communications solutions; and (6) a total news coverage solution.

For more information on IBN visit https://www.InvestorBrandNetwork.com

Please see full terms of use and disclaimers on the InvestorBrandNetwork website applicable to all content provided by IBN, wherever published or re-published: http://IBN.fm/Disclaimer

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Corporate Communications

InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com